Exhibit 5.1

February 16, 2022

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

as Representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-1021

Re:       Alexandria Real Estate Equities, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and ARE-QRS Corp., a Maryland corporation (“ARE-QRS”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of (a) $800,000,000 aggregate principal amount of 2.950 % Senior Notes due 2034 (the “2034 Notes”), and (b) $1,000,000,000 aggregate principal amount of 3.550% Senior Notes due 2052 (the “2052 Notes” and, together with the 2034 Notes, the “Notes”), pursuant to that certain Underwriting Agreement, dated as of February 2, 2022 (the “Underwriting Agreement”), between the Company, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Partnership”), Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named on Schedule A thereto (collectively, the “Underwriters”). This opinion is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement. This firm did not participate in the negotiation or drafting of the Note Documents (as defined below).

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.      The Registration Statement on Form S-3 (No. 333-251902) and all amendments thereto filed by the Company to date with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2.    The Prospectus, dated January 5, 2021 (the “Base Prospectus”), as supplemented by a Preliminary Prospectus Supplement, dated February 2, 2022 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), and a Prospectus Supplement, dated February 2, 2022, relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), in the form in which each was transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act;

3.      The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and all amendments thereto (the “10-K”), filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

4.      The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

5.       The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

6.       The charter of ARE-QRS (the “ARE-QRS Charter”), certified by the SDAT;

7.       The Bylaws of ARE-QRS (the “ARE-QRS Bylaws”), certified as of the date hereof by an officer of ARE-QRS;

8.       A certificate as of a recent date of the SDAT as to the good standing of the Company;

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

9.        A certificate as of a recent date of the SDAT as to the good standing of ARE-QRS;

10.     The following documents (together, the “Note Documents”):

(a)       The Underwriting Agreement;

(b)      The Indenture, dated as of March 3, 2017, between the Company, the Partnership and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee (the “Trustee”), as supplemented by (a) a Sixteenth Supplemental Indenture, dated as of the date hereof, between the Company, the Partnership and the Trustee, relating to the 2034 Notes and (b) a Seventeenth Supplemental Indenture, dated as of the date hereof, between the Company, the Partnership and the Trustee, relating to the 2052 Notes (together, the “Indenture”); and

(c)      The Global Notes evidencing the Notes and the related guarantees, dated as of the date hereof.

11.       Resolutions adopted by the Board of Directors of the Company, and a duly authorized committee thereof, relating to (a) the execution, delivery and performance of the Note Documents, (b) the sale and issuance of the Notes and (c) the XXX,XXX,XXX shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the issuance of any Notes (collectively, the “Outstanding Shares”), certified as of the date hereof by an officer of the Company;

12.       Resolutions adopted by the Board of Directors of ARE-QRS relating to (a) the execution, delivery and performance by the Partnership of the Note Documents to which the Partnership is a party and (b) the guaranty by the Partnership of the Notes, certified as of the date hereof by an officer of ARE-QRS;

13.       A certificate of officer executed by an officer of each of the Company and ARE-QRS, dated as of the date hereof; and

14.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.      Each individual executing any of the Documents on behalf of a party (other than the Company or ARE-QRS) is duly authorized to do so.

3.     Each of the parties (other than the Company or ARE-QRS) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.        All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All factual representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.     None of the Outstanding Shares were issued or have been transferred in violation of the provisions of Article VII of the Charter imposing restrictions on ownership and transfer of shares of stock of the Company.

6.       ARE-QRS is the general partner of the Partnership. The Partnership is a duly formed and validly existing limited partnership under and by virtue of the laws of the State of Delaware.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services for the Company and ARE-QRS in connection with the issuance of the Notes.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.      Each of the Company and ARE-QRS has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

2.       The Company has full corporate power to own its properties and to conduct its business as described under the caption “Summary – Alexandria Real Estate Equities, Inc.” in the Prospectus and to execute and deliver the Note Documents and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Notes.

3.      As of December 31, 2021, the issued and outstanding stock of the Company was as disclosed in the Company’s “Consolidated Statements of Changes in Stockholders’ Equity and Noncontrolling Interests” included in the 10-K (except for issuances of restricted shares of Common Stock under existing equity incentive plans referenced in the 10-K). As of December 31, 2021, the authorized stock of the Company was as disclosed in the Notes to Consolidated Financial Statements included in the 10-K under the heading “15. Stockholders’ Equity – Common stock, preferred stock, and excess stock authorizations.” As of the date hereof, the Company has authority to issue up to 200,000,000 shares of Common Stock, 100,000,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”), including 10,000,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock, $.01 par value per share, and 200,000,000 shares of Excess Stock, $.01 par value per share.

4.       All of the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. The Notes have been duly authorized for issuance and sale by the Company to the Underwriters. The Outstanding Shares are not, and upon issuance of the Notes will not be, subject to any preemptive or other similar rights arising by operation of the Maryland General Corporation Law, the Charter or the Bylaws.

5.       The Note Documents have been duly executed by the Company and, so far as is known to us, delivered by the Company. The Note Documents to which the Partnership is a party have been duly executed by ARE-QRS, in its capacity as general partner of the Partnership, and, so far as is known to us, delivered by ARE-QRS in such capacity.

6.       The (a) execution and delivery by the Company of the Note Documents, and by ARE-QRS, in its capacity as general partner of the Partnership, of the Note Documents to which the Partnership is a party, (b) issuance and delivery by the Company of the Notes, (c) compliance by the Company with all of the provisions of the Note Documents, each in accordance with its respective terms, and (d) consummation of the transactions contemplated in the Note Documents, have been authorized by all necessary corporate action on the part of the Company and ARE-QRS, in its capacity as general partner of the Partnership, and will not result in a breach or violation of the Charter, the Bylaws, the ARE-QRS Charter or the ARE-QRS Bylaws or violate or conflict with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company or ARE-QRS.

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

7.       No consent, approval, authorization or order of, or filing or declaration with, any court or other government agency or body of the State of Maryland is required under Maryland law in connection with (a) the authorization, issuance, transfer, sale or delivery of the Notes by the Company to the Underwriters, (b) the execution, delivery and performance of the Note Documents by the Company, or of the Note Documents to which the Partnership is a party by ARE-QRS, in its capacity as general partner of the Partnership, or (c) the taking by the Company or ARE-QRS, in its capacity as general partner of the Partnership, of any action contemplated by the Note Documents, except such as may be required under Maryland state securities laws and regulations (as to which no opinion is expressed hereby), and other than those which have already been made, obtained or rendered, as applicable.

The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. Our opinion expressed in paragraphs 6 and 7 above is based upon our consideration of only those judgments, rulings, decrees, orders, statutes, rules and regulations, if any, and those consents, approvals, authorizations and orders of and filings and declarations with, any court or other government agency or body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type discussed in such paragraphs. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that each of the Note Documents provides that it is governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or ARE-QRS or any of their respective properties. We express no opinion with respect to the actions which may be required for the Partnership to authorize, execute, deliver or perform any document. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Goldman Sachs & Co. LLC, et al.

as Representatives of the several Underwriters

February 16, 2022

This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by any other person or entity (other than (a) Morrison & Foerster LLP, counsel to the Company, which may rely upon this opinion in order to give its opinion of even date herewith in connection with the transactions contemplated by the Underwriting Agreement, and (b) the Trustee, which may rely on paragraphs 1 and 5 of this opinion) without, in each instance, our prior written consent.

Very truly yours,

/s/ Venable LLP